Exhibit 4.2

QEP RESOURCES, INC.

OFFICER’S CERTIFICATE

PURSUANT TO SECTIONS 2.01, 2.04 AND 10.04 OF THE INDENTURE

November 21, 2017

The undersigned officer of QEP Resources, Inc., a Delaware corporation (the “Company”), hereby certifies on behalf of the Company pursuant to Sections 2.01, 2.04 and 10.04 of the Indenture, dated as of March 1, 2012 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as follows:

1.    There is hereby established, pursuant to the resolutions of the Board of Directors of the Company adopted on February 13, 2015 and October 24, 2017, together with the unanimous written consent of the Pricing Committee of the Board of Directors of the Company adopted on November 6, 2017 (the “Resolutions”), a series of Securities to be issued under the Indenture, which have the following terms:

a.    The title of the series of Securities shall be 5.625% Senior Notes due 2026 (the “Notes”).

b.    The aggregate principal amount of the Notes to be offered and issued under the Indenture shall be $500,000,000.

c.    The Notes shall mature on March 1, 2026, and shall bear interest from the date of original issue at the rate of 5.625% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, to Holders of record at the close of business on the immediately preceding February 15 or August 15, as the case may be, commencing March 1, 2018.

d.    Before the date that is three months prior to the maturity date for the Notes, the Notes shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of 12 months with 30 days each) at the Treasury Rate (as defined in the Note) plus 50 basis points, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date (provided that interest payments due on or prior to the redemption date will be paid to the Holders of record of such Notes on the relevant record date).

On or after the date that is three months prior to the maturity date for the Notes, the Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option at par plus accrued interest thereon to but excluding the date of redemption.

e.    Payment of principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Company in Denver, Colorado or, in the event that certificated Notes are issued or if required by the DTC, in New York City, New York, maintained for such purpose, or, at the option of the Company, may be made by check mailed to the address of the person entitled to such payments at the address specified in the Security Register. All payments shall be made in currency and coins of the United States of America recognized as legal tender at the time of payment for payment of public and private debts.

f.    The Company has no sinking fund or mandatory redemption obligations applicable to the Notes.

g.    The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

h.    If an event of default with respect to the Notes shall occur and be continuing, the principal amount of the Notes may be declared due and payable in the manner and subject to the conditions provided in the Indenture.

i.    There are no deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 of the Indenture or covenants of the Company set forth in Article IV of the Indenture pertaining to the Notes, except as set forth below.

j.    The form of the Notes is attached as Exhibit A hereto, and the Notes shall have such other terms and provisions as are set forth in the form of Notes, all of which terms and provisions are incorporated by reference in and made a part of this Certificate and the Indenture as if set forth in full herein and therein.

k.    The Notes shall be issued in global form with DTC as depositary. The Notes represented by the global notes will be exchangeable for Notes in the definitive form, known as certificated notes, only if (i) DTC or its nominee notifies the Company that it is unwilling or unable to continue as depositary for the global notes or the Company becomes aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has not appointed a successor depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility or (ii) the Company, in its sole discretion, determines to discontinue use of the system of book-entry transfer and to exchange the global notes for certificated debt securities.

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l.    Section 8.01 of the Indenture does apply to the Notes.

m.    Section 4.08 of the Indenture does apply to the Notes; provided, however that the reference to “10%” in Section 4.08(h) of the Indenture shall be “15%” with respect to the Notes.

n.    If a Change of Control (defined below) occurs and is accompanied by a Rating Decline (defined below, and together with a Change of Control, a “Change of Control Triggering Event”), each Holder of the Notes will have the right to require the Company to offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase.

Within 30 days following any Change of Control Triggering Event, the Company will mail a notice (the “Change of Control Offer”) to each Holder of Notes with a copy to the Trustee stating:

(1)    that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”);

(2)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed and which may be up to five days after the expiration of the Change of Control Offer) (the “Change of Control Payment Date”); and

(3)    the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date the Company will, to the extent lawful:

(1)    accept for payment all Notes or portions thereof (in integral multiples of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn under the Change of Control Offer;

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(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or otherwise deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite Holders of each issue of Indebtedness issued under any indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control Triggering Event or (ii) the Company will repay all outstanding Indebtedness issued under any indenture or other agreement that may be violated by a payment to the Holders of Notes under a Change of Control Offer or the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control Triggering Event, it being an Event of Default under the Indenture if the Company fails to comply with such covenant within 30 days after receipt of written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

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The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

For purposes of the Notes:

“Change of Control” means:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)    a majority of the members of the Board of Directors or equivalent governing body of the Company ceases to be composed of individuals (i) who were members of that Board of Directors or equivalent governing body on the date the Notes were issued, (ii) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body or (iii) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that Board of

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Directors or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors).

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issue of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then “Moody’s” shall mean any other national recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.

“Rating Agencies” means Moody’s and S&P.

“Rating Date” means the earlier of the date of public notice of (i) the occurrence of a Change of Control or (ii) the Company’s intention to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 30 days after the Rating Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies), either of the Rating Agencies decreases its rating of the Notes to a rating that is below its rating of the Notes on the day immediately prior to the earlier of (i) the date of the first public announcement of the possibility of a proposed transaction which would result in a Change of Control or (ii) the date that the possibility of such transaction is disclosed to either of the Rating Agencies.

“S&P” means S&P Global Ratings or, if S&P Global Ratings shall cease rating debt securities having a maturity at original issue of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then “S&P” shall mean any other national recognized rating agency, other than Moody’s, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.

o.    No Notes are to be issuable upon the exercise of warrants.

p.    The Trustee is the only trustee for the Notes; the Trustee shall also serve as the Security Registrar, Paying Agent and Authenticating Agent for the Notes unless it is necessary to also maintain such agents in New York City.

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2.    The undersigned has read the Indenture, including the applicable provisions of the Indenture and the definitions therein relating thereto with respect to the matters covered by this Certificate. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent to the authentication and delivery of the Notes by the Trustee under the Indenture have been complied with and as to whether, to the best knowledge of the undersigned, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Notes has occurred and is continuing. In the opinion of the undersigned, all such conditions precedent have been complied with and, to the best of the undersigned’s knowledge, no such event has occurred and is continuing.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

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IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the date first written above.

QEP RESOURCES, INC.

By:	/s/ Richard J. Doleshek
	Name:	Richard J. Doleshek
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Officer’s Certificate - Indenture

Exhibit A

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

QEP RESOURCES, INC.

5.625% SENIOR NOTE DUE 2026

No. 1	$500,000,000
CUSIP No. 74733V AD2

QEP RESOURCES, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million Dollars ($500,000,000) on March 1, 2026 and to pay interest thereon from November 21, 2017 or from the most recent Interest Payment Date (as defined herein) to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing March 1, 2018, at the rate of 5.625% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 5.625% per annum on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each a “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Company (or the Trustee on behalf of the Company), notice whereof shall be given to Holders of Securities not less than 15 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company in Denver, Colorado or The City of New York maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 21, 2017

QEP RESOURCES, INC.

By:
	Name:	Richard J. Doleshek
	Title:	Executive Vice President
and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, National Association, as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

This Security is one of a duly authorized issue of debt securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 1, 2012 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures or officer’s certificates supplemental thereto, including the Officer’s Certificate, dated November 21, 2017, pursuant to Sections 2.01, 2.04 and 10.04 of the Indenture, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Before the date that is three months prior to the maturity date (the “Par Call Date”) for the Securities, the Securities are subject to redemption upon not less than 30 nor more than 60 days’ notice by first-class mail, at any time, or from time to time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the Redemption Date; provided that interest payments due on or prior to the Redemption Date will be paid to the record Holders of such Securities on the relevant record date.

On or after the date that is three months prior to the maturity date for the Securities, the Securities may be redeemed, in whole or in part, at the Company’s option at par plus accrued interest thereon to but not including the Redemption Date.

As used herein the following terms will have the definitions given below:

“Comparable Treasury Issue” means the United States Treasury security selected, in accordance with customary financial practice, by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities (assuming for this purpose that the Securities matured on the Par Call Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities (assuming that the Securities matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means at least four primary U.S. Government securities dealers in The City of New York as the Company shall select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day in The City of New York preceding such Redemption Date.

“Treasury Rate” means, as of any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in, or available through, the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated by us on the third business day preceding the redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.

In the event of redemption of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

There is no sinking fund or mandatory redemption obligation applicable to the Securities.

If a Change of Control (defined below) occurs and is accompanied by a Rating Decline (defined below, and together with a Change of Control, a “Change of Control Triggering Event”), each Holder of the Securities will have the right to require the Company to offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase.

Within 30 days following any Change of Control Triggering Event, the Company will mail a notice (the “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(1)    that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”);

(2)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed and which may be up to five days after the expiration of the Change of Control Offer) (the “Change of Control Payment Date”); and

(3)    the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Securities repurchased.

On the Change of Control Payment Date the Company will, to the extent lawful:

(1)    accept for payment all Securities or portions thereof (in integral multiples of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn under the Change of Control Offer;

(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3)    deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of such Securities or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or otherwise deliver to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite Holders of each issue of Indebtedness issued under any indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control Triggering Event or (ii) the Company will repay all outstanding Indebtedness issued under any indenture or other agreement that may be violated by a payment to the Holders of Securities under a Change of Control Offer or the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control Triggering Event, it being an Event of Default under the Indenture if the Company fails to comply with such covenant within 30 days after receipt of written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities by virtue of any such conflict.

For purposes of the Securities:

“Change of Control” means:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)    a majority of the members of the Board of Directors or equivalent governing body of the Company ceases to be composed of individuals (i) who were members of that Board of Directors or equivalent governing body on the date the

Securities were issued, (ii) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body or (iii) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that Board of Directors or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors).

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issue of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then “Moody’s” shall mean any other national recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.

“Rating Agencies” means Moody’s and S&P.

“Rating Date” means the earlier of the date of public notice of (i) the occurrence of a Change of Control or (ii) the Company’s intention to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 30 days after the Rating Date (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies), either of the Rating Agencies decreases its rating of the Securities to a rating that is below its rating of the Securities on the day immediately prior to the earlier of (i) the date of the first public announcement of the possibility of a proposed transaction which would result in a Change of Control or (ii) the date that the possibility of such transaction is disclosed to either of the Rating Agencies.

“S&P” means S&P Global Ratings or, if S&P Global Ratings shall cease rating debt securities having a maturity at original issue of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then “S&P” shall mean any other national recognized rating agency, other than Moody’s, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.

If an Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Capitalized terms used and not otherwise defined in this Security shall have the meanings assigned to them in the Indenture.